Exhibit 99
FOR IMMEDIATE RELEASE




Contact:	Jack L. Brozman
		CenCor, Inc.
		5800 Foxridge Drive, Suite 500
		Mission, Kansas 66202
		(913) 831-6334

CENCOR ANNOUNCES ACTION TO EXTEND LIQUIDATION PERIOD

Mission, Kansas, August 24, 1999. . .CENCOR, Inc. (the "Company") announced today that it is filing a petition with the Delaware Court of Chancery seeking to continue its existence as a dissolving Delaware corporation from its current expiration date of October 1, 1999 until a new proposed expiration date of December 23, 1999, without prejudice to its right to seek a further extension. The petition asserts that the requested extension is appropriate to permit more time to complete various wind-down tasks. The Company will issue a further press release once the Delaware Court of Chancery rules on the petition.

Statements contained in this release that are not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Important factors, beyond the Company's control, that could cause actual results to differ materially from those in the forward-looking statement include, but are not limited to, the factors set forth above. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurence of unaticipated events.

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